As filed with the Securities and Exchange Commission on November 27, 2020.

Registration No. 333-228582	Registration No. 333-194380
Registration No. 333-180485

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

Form S-8 REGISTRATION STATEMENT No. 333-228582	FORM S-8 REGISTRATION STATEMENT NO. 333-194380
FORM S-8 REGISTRATION STATEMENT NO. 333-180485

UNDER THE SECURITIES ACT OF 1933

Pacific Drilling S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8-10 Avenue de la Gare

L-1610 Luxembourg

+352 27 85 81 35
(Address, including zip code, of registrants’ principal executive offices)

Pacific Drilling S.A. 2018 Omnibus Stock Incentive Plan	Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan, as amended and restated
Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan

(Full title of the plans)

Lisa Manget Buchanan

Senior Vice President, General Counsel and Secretary

11700 Katy Freeway, Suite 175

Houston, TX 77079

(832) 255-0519
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Dionne M. Rousseau, Esq.

Jones Walker LLP

201 St. Charles Avenue

New Orleans, Louisiana 70170

(504) 582-8100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (collectively, the “Prior Registration Statements”) of Pacific Drilling S.A. (the “Registrant”) is being filed to terminate all offerings under the below listed Prior Registration Statements and deregister any and all securities that remain unsold pursuant to the below listed Prior Registration Statements.

1.	Registration Statement on Form S-8, File No. 333-228582, filed with the Securities and Exchange Commission (the “Commission”) on November 28, 2018, registering the offer and sale of 7,500,000 common shares, par value $0.01 per share (“Common Shares”), issuable pursuant to the Registrant’s 2018 Omnibus Stock Incentive Plan;

2.	Registration Statement on Form S-8, File No. 333-194380, filed with the Commission on March 7, 2014, registering the offer and sale of 8,670,000 Common Shares issuable pursuant to the Registrant’s 2011 Omnibus Stock Incentive Plan, as amended and restated; and

3.	Registration Statement on Form S-8, File No. 333-180485, filed with the Commission on March 30, 2012, registering the offer and sale of 7,200,000 Common Shares issuable pursuant to the Registrant’s 2011 Omnibus Stock Incentive Plan.

DEREGISTRATION OF UNSOLD SECURITIES

The Registrant has terminated all offerings of its securities pursuant to the Prior Registration Statements and is no longer issuing securities under the above-named plans. In accordance with an undertaking made by the Registrant in the Prior Registration Statements to remove from registration by means of a post-effective amendment any securities registered under the Prior Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby removes from registration any securities registered under the Prior Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Prior Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 27, 2020.

PACIFIC DRILLING S.A.

By:	/s/ Lisa Manget Buchanan
Lisa Manget Buchanan
Senior Vice President, General Counsel and Secretary

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.